Certification under Rule 466
The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:
(1)
That it previously had filed a registration statement on Form F-6 (James Hardie Industries plc, File No. 333-198928) which the Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement.

(2)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:	/s/ Michael Tompkins
	Name:	Michael Tompkins
	Title:	Director

By:	/s/ Kelvyn Correa
	Name:	Kelvyn Correa
	Title:	Director